Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 4 to Form F-1 of our report dated June 12, 2025, relating to the consolidated financial statements of Knorex Ltd. as of and for the years ended December 31, 2024 and 2023, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

August 21, 2025